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EXHIBIT 10.16



                                 March 27, 2000



Motorola, Inc.
4088 Commercial Drive
Northbrook, IL  60062

                         Common Stock Purchase Agreement
Ladies and Gentlemen:

         The purpose of this letter (the "Agreement") is to confirm in writing the agreement of Motorola, Inc. ("Motorola") to purchase shares of Common Stock of Genometrix Incorporated ("Genometrix"), a Delaware corporation, pursuant to the terms set forth herein.

         Motorola is currently the record and beneficial owner of 706,714 shares of Genometrix Series D Convertible Preferred Stock and 2,666,667 shares of Genometrix Series E Convertible Preferred Stock, which are convertible automatically into shares of Common Stock of Genometrix upon the completion of a qualified initial public offering by Genometrix, into an aggregate of 3,373,381 shares of Common Stock (collectively, "Motorola Common Stock Equivalents"). Reference is made to the Stock Purchase Agreement (the "Series D Agreement") dated December 28, 1998 and the Series E Stock Purchase Agreement (the "Series E Agreement") dated as of July 6, 1999, each entered into by and between Genometrix Incorporated, now a wholly-owned subsidiary of Genometrix and currently known as Genometrix Genomics Incorporated ("Genometrix Sub"), and Motorola and the First Amended and Restated Registration Rights Agreement ("Registration Rights Agreement") dated as of July 6, 1999, entered into by and between Genometrix Sub and Motorola. Genometrix and Motorola agree that Genometrix shall hereby become a party to the Series D Agreement, the Series E Agreement and the Registration Rights Agreement and shall, effective immediately, have all the obligations and rights of Genometrix Sub as set forth in each such agreement.

         On March 15, 2000, Genometrix filed with the United States Securities and Exchange Commission ("SEC") a Registration Statement on Form S-1 ("Registration Statement") (No. 333-32584) with respect to an initial public offering of shares of its Common Stock (the "Genometrix IPO"). Motorola acknowledges that it has received a copy of the Genometrix Form S-1, without exhibits, that it has access to the Registration Statement, with exhibits, over the Internet, and that it has had access to such officers of, and information from, Genometrix as it deems prudent. Genometrix has advised Motorola that the Genometrix IPO is contemplated to be underwritten by Lehman Brothers and Chase H&Q as co-managing underwriters and Dain Rauscher Wessels and Thomas Weisel Partners as co-underwriters (collectively, the "Underwriters").
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         Contemporaneously with the Closing of the Genometrix IPO (as defined below), Motorola shall purchase and Genometrix shall issue and sell to Motorola at the Per-Share Purchase Price (as defined below) such number of shares of the Common Stock of Genometrix (the "Purchased Common Shares") as shall equal, to the nearest whole number, the lesser of (a) the sum of $10,000,000 divided by the per share offering Price to Public set forth on the cover page of the final Prospectus, as defined below (the "Per-Share Purchase Price"), and (b) that number of shares such that the Purchased Common Shares equal fifteen percent (15%) of the total number of shares of Common Stock issued in the Genometrix IPO in the first closing (i.e. exclusive of the shares sold in connection with the exercise of the Underwriters' over allotment option) (collectively, "Motorola Stock Purchase Commitment"). The term "Prospectus" as used herein shall mean the prospectus, as amended, on file with the SEC at the time the Registration Statement becomes effective, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, except that if the prospectus filed by Genometrix pursuant to Rule 424(b) differs from the prospectus on file at the time the Registration Statement becomes effective, the term "Prospectus" shall refer to the Rule 424(b) Prospectus from and after the time it was filed with the SEC or transmitted to the SEC for filing. The "Closing" as used herein shall mean the first date upon which Genometrix receives from the Underwriters the proceeds of the Genometrix IPO, less underwriting discount and commissions.

         Genometrix represents to Motorola that:

         1. As of the date of the underwriting agreement entered into with the Underwriters of the Genometrix IPO (the "Underwriting Agreement"), the representations and warranties set forth in such Underwriting Agreement will be true and correct in all respects and incorporated by reference herein.

         2. Genometrix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Genometrix has full power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. Genometrix is duly qualified, is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions, in the aggregate, in which failure to do so would not have a material adverse effect on Genometrix or its business.

         3. All corporate action on the part of Genometrix, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the sale and issuance of the Purchased Common Shares pursuant hereto and for the performance of Genometrix's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, will be a valid and binding obligation of Genometrix enforceable in accordance with its terms. The sale of the Purchased Common Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.


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         4.       The execution, delivery and performance of and compliance with this Agreement and the issuance and sale of the Purchased Common Shares pursuant hereto will not (i) materially conflict with, or result in a material breach or violation of, or constitute a material default under, or result in the creation or imposition of any material lien, (ii) violate, conflict with or result in the breach of any material terms of, or result in the material modification of, any material contract or otherwise give any other contracting party the right to terminate a material contract, or constitute (or with notice or lapse of time both constitute) a material default under any material contract to which Genometrix is a party or by or to which it or any of its assets or properties may be bound or subject or (iii) result in any violation, or be in conflict with or constitute a default under any term, of its Articles of Incorporation or bylaws.

         5. The Purchased Common Shares which will be purchased by Motorola hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable, and will be free of any liens or encumbrances.

         6. There is no action, suit, proceeding nor, to Genometrix' knowledge, any investigation pending or currently threatened against Genometrix, that questions the validity of this Agreement or the right of Genometrix to enter into such agreements, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of Genometrix, financial or otherwise.

         7. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of Genometrix is required in connection with the valid execution, delivery, and performance of this Agreement or the offer, sale or issuance of the Purchased Common Shares, or the consummation of any other transaction contemplated by this Agreement except certain filings as may be required under the Securities Act and state securities laws and regulations, which filings will be made timely in accordance with the applicable law or regulation.


         The Motorola Stock Purchase Commitment is conditioned on the following:

         1. As of the Closing, there shall be no material adverse change in the financial condition or operations of Genometrix since December 31, 1999, such determination to be made, in part, on any changes set forth in the final Prospectus;

         2. The Closing shall occur concurrently with the closing of the Motorola Stock Purchase Commitment;

         3. The representations made by Genometrix set forth above shall be true and correct as of the Closing and Motorola shall have received a Certificate of the Chief Executive Officer and Corporate Secretary of Genometrix to that effect;


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         4.       Genometrix shall have caused to be delivered an opinion of counsel to Motorola in form and substance customary for a transaction of this nature, and Motorola shall have received such further documents and assurances as are customary and prudent in a transaction of this nature;

         5. Notwithstanding anything else in this Agreement, if the sale and issuance of the Purchased Common Shares is subject to the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), it shall be a condition to the Motorola Stock Purchase Commitment that any waiting period under the HSR Act applicable to the purchase of the Purchased Common Shares shall have expired or been terminated and any approvals required thereunder shall have been obtained, and the parties shall cooperate in promptly filing premerger reports and in taking all steps reasonably necessary to obtain early termination of any applicable HSR Act waiting periods. If any such waiting period shall not have expired or been subject to early termination on or before the date ninety (90) days from the date of this Agreement, either party may terminate this Agreement by giving written notice to the other.

         6. If the Closing does not occur by September 30, 2000, Motorola in its discretion may elect to terminate this Agreement by providing written notice to Genometrix at any time thereafter.

         Effective upon the purchase by Motorola of the Purchased Common Shares,
(i) the Registration Rights Agreement shall be, without further action by Motorola or Genometrix, be deemed to be amended such that the term "Registrable Securities", as defined therein, shall further include the Purchased Common Shares, and Motorola shall be entitled to all the rights with respect to the registration of the Purchased Common Shares with the SEC as are set forth in the Registration Rights Agreement; and (ii) the Lock-Up Letter Agreement from Motorola to the Underwriters, dated March 15, 2000, would, by the terms set forth herein, include the Purchased Common Shares.

         Motorola represents to Genometrix that:

         1. Motorola is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act and is a sophisticated investor and has such knowledge and experience in financial, tax, business matters, securities and investments including, without limitation, experience in investments such as the purchase of the Purchased Common Shares, as to enable Motorola to utilize the information made available to it in connection with the sale of the Purchased Common Shares, to evaluate the merits and risks of an investment in the Purchased Common Shares and to make an informed investment decision with respect thereto;

         2. Motorola understands that the issuance and sale of the Purchased Common Shares have not been, and except as provided in the Registration Rights Agreement, will not be, registered under the Securities Act of 1933, as amended (the "Securities Act") or


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                  any state securities laws;

         3. Motorola is acquiring the Purchased Common Shares solely for its own account for investment and not with a view to resale or distribution and has no present intention of transferring the Purchased Common Shares to any other person or entity, except, at Motorola's election, to a majority-owned subsidiary of Motorola;

         4. Motorola understands that it must bear the economic risk of the investment indefinitely because none of the Purchased Common Shares have been registered under applicable securities laws and therefore, none of the Purchased Common Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available and, accordingly, that a legend shall be placed on the certificate(s) representing the Purchased Common Shares in substantially the following form;

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) GENOMETRIX SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS."

         5. The representations of Motorola contained herein are accurate and may be relied upon by Genometrix in determining the availability of an exemption from registration under the Securities Act and state securities laws in connection with the offering and sale of the Purchased Common Shares;

         6. Motorola has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby, and thereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and this Agreement will constitute the valid and binding obligations of Motorola enforceable against Motorola.

         This Agreement shall be governed in all respects by the laws of the State of Delaware. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Motorola and the closing of the transactions contemplated hereby. This Agreement may be amended or modified only upon the written consent of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.


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         Genometrix agrees that the material terms of this Agreement will be no less favorable to Motorola than the terms given to other investors (including investors that may enter into such agreements after the date hereof, if any) that are purchasing shares of Genometrix capital stock in private placements that are closing concurrently with the Closing.

         If the foregoing is in conformity with your understanding and agreed to, please sign below where indicated.

                           GENOMETRIX INCORPORATED



                           By:  /s/ Mitchell D. Eggers
                                ----------------------
                                Mitchell D. Eggers
                           Its: Chief Executive Officer


         The foregoing is in conformity with our understanding and agreed to as of this twenty-seventh day of March, 2000.

                           MOTOROLA, INC.


                           By:  /s/ Keith Bane
                                --------------
                                Keith Bane

                           Its: Executive Vice President and President of Global
                                Strategy and Corporate Development


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